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                                                                    Exhibit 99.1



                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with Big Lake Financial Corporation, Inc.'s ("BLFC") Quarterly Report on Form 10-QSB for the period ended September 30, 2002 ("Report"), each of the undersigned certifies, to the best of their knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:    November 5, 2002               By: /s/ Edwin E. Walpole III
      -----------------------               -----------------------------------
                                            Edwin E. Walpole III
                                            Chairman, President and
                                            Chief Executive Officer




Date:    November 5, 2002               By: /s/ John A. Zelinske
      ------------------------              -----------------------------------
                                            John A. Zelinske
                                            Chief Financial Officer